Exhibit 99.2

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(Thousands of Dollars)	2010	2009

ASSETS

Current Assets:
Cash and Cash Equivalents	$41,179	$26,952
Receivables, Net	526,280	512,770
Unbilled Revenues	151,923	229,326
Fuel, Materials and Supplies	247,254	277,085
Marketable Securities	79,969	66,236
Derivative Assets	10,651	31,785
Prepayments and Other Current Assets	178,739	123,700
Total Current Assets	1,235,995	1,267,854

Property, Plant and Equipment, Net	9,318,017	8,839,965

Deferred Debits and Other Assets:
Regulatory Assets	3,085,019	3,244,931
Goodwill	287,591	287,591
Marketable Securities	45,727	54,905
Derivative Assets	134,704	189,751
Other Long-Term Assets	190,535	172,682
Total Deferred Debits and Other Assets	3,743,576	3,949,860

Total Assets	$14,297,588	$14,057,679

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(Thousands of Dollars)	2010	2009

LIABILITIES AND CAPITALIZATION

Current Liabilities:
Notes Payable to Banks	$156,000	$100,313
Long-Term Debt - Current Portion	66,286	66,286
Accounts Payable	379,184	457,582
Obligations to Third Party Suppliers	71,995	44,978
Accrued Taxes	69,870	50,246
Accrued Interest	107,828	83,763
Derivative Liabilities	61,317	37,617
Other Current Liabilities	144,668	138,627
Total Current Liabilities	1,057,148	979,412

Rate Reduction Bonds	246,711	442,436

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	1,546,255	1,380,143
Regulatory Liabilities	434,498	485,706
Derivative Liabilities	996,209	955,646
Accrued Pension	759,263	781,431
Other Long-Term Liabilities	781,246	845,868
Total Deferred Credits and Other Liabilities	4,517,471	4,448,794

Capitalization:
Long-Term Debt	4,635,960	4,492,935

Noncontrolling Interest in Consolidated Subsidiary:
Preferred Stock Not Subject to Mandatory Redemption	116,200	116,200

Equity:
Common Shareholders' Equity:
Common Shares	978,677	977,276
Capital Surplus, Paid In	1,772,959	1,762,097
Deferred Contribution Plan	-	(2,944)
Retained Earnings	1,368,956	1,246,543
Accumulated Other Comprehensive Loss	(40,979)	(43,467)
Treasury Stock	(356,950)	(361,603)
Common Shareholders' Equity	3,722,663	3,577,902
Noncontrolling Interest	1,435	-
Total Equity	3,724,098	3,577,902
Total Capitalization	8,476,258	8,187,037

Total Liabilities and Capitalization	$14,297,588	$14,057,679

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands of Dollars, Except Share Information)	2010	2009	2010	2009

Operating Revenues	$1,243,337	$1,306,173	$3,694,182	$4,124,087

Operating Expenses:
Fuel, Purchased and Net Interchange Power	494,125	611,632	1,539,703	2,034,151
Other Operating Expenses	233,472	250,296	688,409	732,562
Maintenance	49,951	61,609	162,405	166,812
Depreciation	70,954	77,074	228,685	231,825
Amortization of Regulatory Assets, Net	50,341	10,542	50,908	19,194
Amortization of Rate Reduction Bonds	60,434	56,669	175,000	163,871
Taxes Other Than Income Taxes	84,427	75,798	244,431	216,651
Total Operating Expenses	1,043,704	1,143,620	3,089,541	3,565,066
Operating Income	199,633	162,553	604,641	559,021

Interest Expense:
Interest on Long-Term Debt	57,802	55,733	173,594	168,191
Interest on Rate Reduction Bonds	4,661	8,657	16,985	28,889
Other Interest	3,435	5,245	9,778	8,490
Interest Expense	65,898	69,635	200,357	205,570
Other Income, Net	10,118	9,490	19,726	26,081
Income Before Income Tax Expense	143,853	102,408	424,010	379,532
Income Tax Expense	41,918	36,230	161,126	130,047
Net Income	101,935	66,178	262,884	249,485
Net Income Attributable to Noncontrolling Interests	1,411	1,390	4,204	4,169
Net Income Attributable to Controlling Interests	$100,524	$64,788	$258,680	$245,316

Basic Earnings Per Common Share	$0.57	$0.37	$1.47	$1.43

Fully Diluted Earnings Per Common Share	$0.57	$0.37	$1.46	$1.43

Dividends Declared Per Common Share	$0.26	$0.24	$0.77	$0.71

Weighted Average Common Shares Outstanding:
Basic	176,752,714	175,358,776	176,557,889	170,958,396
Fully Diluted	177,012,278	175,995,506	176,762,088	171,532,913

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended September 30,
(Thousands of Dollars)	2010	2009

Operating Activities:
Net Income	$262,884	$249,485
Adjustments to Reconcile Net Income to Net Cash Flows
Provided by Operating Activities:
Bad Debt Expense	24,632	31,519
Depreciation	228,685	231,825
Deferred Income Taxes	105,070	77,617
Pension and PBOP Expense, Net of PBOP Contributions	41,709	10,197
Pension Contribution	(45,000)	-
Regulatory Overrecoveries, Net	44,479	44,519
Amortization of Regulatory Assets, Net	50,908	19,194
Amortization of Rate Reduction Bonds	175,000	163,871
Derivative Assets and Liabilities	(9,228)	(18,519)
Other	(46,190)	(13,485)
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	20,905	122,700
Fuel, Materials and Supplies	33,337	18,900
Taxes Receivable/(Accrued)	(12,904)	59,641
Other Current Assets	(6,379)	(7,490)
Accounts Payable	(59,601)	(242,179)
Other Current Liabilities	35,340	13,335
Net Cash Flows Provided by Operating Activities	843,647	761,130

Investing Activities:
Investments in Property and Plant	(677,579)	(634,446)
Proceeds from Sales of Marketable Securities	146,305	182,131
Purchases of Marketable Securities	(148,075)	(183,814)
Other Investing Activities	(10,412)	4,298
Net Cash Flows Used in Investing Activities	(689,761)	(631,831)

Financing Activities:
Issuance of Common Shares	-	388,529
Cash Dividends on Common Shares	(135,349)	(120,647)
Cash Dividends on Preferred Stock	(4,169)	(4,169)
Increase/(Decrease) in Short-Term Debt	55,687	(293,663)
Issuance of Long-Term Debt	145,000	312,000
Retirements of Long-Term Debt	(4,286)	(54,286)
Retirements of Rate Reduction Bonds	(195,724)	(183,208)
Other Financing Activities	(818)	(14,694)
Net Cash Flows (Used in)/Provided by Financing Activities	(139,659)	29,862
Net Increase in Cash and Cash Equivalents	14,227	159,161
Cash and Cash Equivalents - Beginning of Period	26,952	89,816
Cash and Cash Equivalents - End of Period	$41,179	$248,977

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.